CCC  INFORMATION  SERVICES  GROUP  INC.  REPORTS  $0.26 EPS FROM CONTINUING
OPERATIONS


CHICAGO, OCTOBER 22, 2002 - CCC Information Services Group Inc. (Nasdaq: CCCG), a leading provider of software and information services to the automotive claims and collision repair industries, today reported net income from continuing operations of $7.0 million, or $0.26 per share, for the third quarter ended September 30, 2002 compared with net income from continuing operations of $1.2 million, or $0.05 per share, in the same quarter of 2001.

Included in net income is a $2.0 million benefit, or $0.08 per share, related to research and development tax credits associated with prior tax years. Also included in net income is a pre-tax charge of $0.9 million, or $0.02 per share after-tax, reflecting a delay in subletting excess office space. This charge represents an adjustment to an existing accrual related to this excess office space that was originally recorded during the fourth quarter of 2001. If the company has not sublet this space by September of 2003, it will need to reevaluate this accrual at that time. The lease for this office space expires March 31, 2006. Excluding the $0.08 per share benefit, and the $0.02 per share charge, underlying EPS for the third quarter was $0.20 per share.

Revenue for the quarter grew 2.6% versus the same period a year ago, increasing from $46.6 million in the third quarter of 2001 to $47.8 million for the third quarter of 2002. Excluding the exited international segment, revenues grew 3.2% in the third quarter of 2002 compared to the prior year, rising from $46.3 million to $47.8 million.

Operating income rose to $8.3 million in the third quarter, compared with $3.9 million as reported in the same quarter of 2001. Operating income in the third quarter was $9.2 million, excluding the office space charge. Earnings before interest, taxes, depreciation and amortization (EBITDA) increased to $10.6 million compared with $7.0 million, excluding the exited international segment, as reported in the third quarter a year ago. Excluding the office space charge, EBITDA was $11.5 million, in line with EBITDA for each of the first two quarters.

  "We are pleased with the progress we are making against our goals and objectives," said Githesh Ramamurthy, chairman and chief executive officer of CCC Information Services Inc. "During the quarter we generated strong financial results, and worked to build the sales pipelines for our new products that will drive revenue growth in the future."

Revenue for the first nine months of the year grew 2.4% to $143.5 million from $140.1 million a year earlier (growth was 3.6% excluding the exited International segment). Operating profits for the first nine months of the year increased to $26.7 million, up from a loss of $1.3 million for the first nine months a year ago (operating profits for the first nine months of last year, excluding the exited International segment and the restructuring charges, were $5.1 million). Operating profits for the first nine months of the year, excluding the office space charge were $27.6 million.

The company also announced on Monday that it had purchased the Trust Preferred Securities. The securities, issued in February of 2001, were scheduled to mature in February 2006, with a call date of February 2004. The total amount of the purchase was $16.3 million, and was funded with a portion of the company's cash balance. The elimination of the 9% coupon payment, and the accretion expense on the securities, will add approximately $0.04 per share to EPS in 2003. During the fourth quarter of 2002, the company will incur a $2.5 million dollar pre-tax charge, or $0.06 per share after-tax, resulting from the difference between the par value and the accreted value of the securities on the balance sheet at the time of the purchase.

Based on its recent performance, CCC is providing revised guidance for the remainder of 2002. Guidance is as follows:

- Revenue for the fourth quarter should grow in the 1-2% range, as we work closely with our customers to promote adoption of our new products

- Operating performance for the fourth quarter should approximate the underlying performance during the third quarter

- The new EBITDA target range, excluding the office space charge, is $45-$46 million for the full year 2002, up from prior guidance of $42-44 million

-    Capital  expenditures  should  total  to about $8 million for the full year

- Finally, the earnings per share target range for the full year is $0.78 to $0.80 per share, up from prior guidance of $0.70 to $0.74 per share for the full year 2002. Please note that this revised range includes:

     o    An  $0.08  per  share  benefit  from  the  R&D  tax  credit

     o    A  $0.02  per  share  charge  related  to  the  excess  office  space

     o And a $0.06 per share charge that will be incurred in the fourth quarter due to the Trust Preferred purchase.

In addition, the company provided the following preliminary guidance for 2003. Please note that this guidance excludes any benefits associated with business development opportunities:

-    Revenue  growth  in  the  low  to  mid-single  digit  range

-    EBITDA  target  range  of  $48  to  $52  million

-    Earnings  per  share  target  range  of  $0.88  to  $0.94  per  share.

Concluded Ramamurthy, "Our financial performance is strong. We are confident in the strength of our products and we are excited about the growth opportunities that lie ahead. As we look to capitalize on these opportunities, we will remain focused on delivering solid, profitable growth."

ABOUT  CCC
CCC Information Services Group Inc. (NASDAQ: CCCG), headquartered in Chicago, is a leading supplier of advanced software, communications systems, Internet and wireless-enabled technology solutions to the automotive claims and collision repair industries. Its technology-based products and services optimize efficiency throughout the entire claims management supply chain and facilitate communication amongst more than 15,000 collision repair facilities, 350 insurance companies, and a range of industry participants. For more information about CCC Information Services, visit our Web site at www.cccis.com. This release contains statements that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are subject to the safe harbor provisions of those sections and the Private Securities Litigation Reform Act of 1995. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, including those described in the Company's filings with the SEC, and that actual results or developments may differ materially from those in the forward-looking statements, and startup businesses are inherently uncertain. Specific factors that might cause actual results to differ from our expectations include, but are not limited to, competition in the automotive claims and collision repair industries, the ability to develop new products and services, the ability to protect trade secrets and proprietary information, the ability to generate the cash flow necessary to meet the Company's obligations, the outcome of certain legal proceedings, and other factors. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis, judgment, belief or expectation only as of the date hereof. The Company has based these forward-looking statements on information currently available and disclaims any intention or obligation to update or revise any forward-looking statement.


              CCC INFORMATION SERVICES GROUP INC. AND SUBSIDIARIES
                         CONSOLIDATED OPERATING RESULTS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)


                                                     Three Months Ended    Year-to-Date Period
                                                        September 30,          September 30,
                                                       --------------         --------------

                                                       2002      2001      2002       2001
                                                       ----      ----      ----       ----
REVENUES
  CCC U.S.                                            $47,797   $46,328   $143,475   $138,483
  CCC International                                         -       264          -      1,627
                                                      --------  --------  ---------  ---------
NET REVENUES                                           47,797    46,592    143,475    140,110
                                                      --------  --------  ---------  ---------

OPERATING EXPENSES:
  Production and customer support                       6,702     7,225     21,412     25,173
  Commissions, royalties and licenses                   2,767     2,528      7,758      7,536
  Selling, general and administrative                  19,635    23,120     58,370     69,381
  Depreciation and amortization                         2,295     2,895      7,147      9,133
  Product development and programming                   7,242     6,973     21,222     24,035
  Restructuring charges                                   869         -        869      6,199
                                                      --------  --------  ---------  ---------

    Total operating expenses                           39,510    42,741    116,778    141,457
                                                      --------  --------  ---------  ---------

OPERATING INCOME (LOSS)                                 8,287     3,851     26,697     (1,347)

Interest expense                                         (160)   (1,145)      (556)    (3,584)
Other income                                               76        44        286        731
Loss on investment securities and note                      -         -          -    (27,595)
CCC Capital Trust minority interest expense              (475)     (410)    (1,384)      (944)
Equity in income (losses) of ChoiceParts investment        47      (481)      (295)    (2,152)
                                                      --------  --------  ---------  ---------

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE
  INCOME TAXES AND EQUITY INCOME (LOSSES)               7,775     1,859     24,748    (34,891)


Income tax (provision) benefit                           (754)     (946)    (7,215)    17,116
                                                      --------  --------  ---------  ---------

INCOME (LOSS) FROM CONTINUING OPERATIONS
  BEFORE EQUITY INCOME (LOSSES)                         7,021       913     17,533    (17,775)

Equity in net income (losses) of affiliate                  -       259          -     (2,354)
                                                      --------  --------  ---------  ---------

INCOME (LOSS) FROM CONTINUING OPERATIONS                7,021     1,172     17,533    (20,129)

Income (loss) from discontinued operations, net of
  income taxes                                            354         -        354     (6,982)
                                                      --------  --------  ---------  ---------

NET INCOME (LOSS)                                     $ 7,375   $ 1,172   $ 17,887   $(27,111)
                                                      ========  ========  =========  =========

Per Share Data
---------------

Income (loss) per common share - basic from:
  Continuing operations                               $  0.27   $  0.05   $   0.68   $  (0.92)
  Discontinued operations                                0.01         -       0.01      (0.32)
                                                      --------  --------  ---------  ---------
Income (loss) per common share - basic                $  0.28   $  0.05   $   0.69   $  (1.24)
                                                      ========  ========  =========  =========

Income (loss) per common share - diluted from:
  Continuing operations                               $  0.26   $  0.05   $   0.65   $  (0.92)
  Discontinued operations                                0.01         -       0.01      (0.32)
                                                      --------  --------  ---------  ---------
Income (loss) per common share - diluted              $  0.27   $  0.05   $   0.66   $  (1.24)
                                                      ========  ========  =========  =========

Weighted average shares outstanding:
  Basic                                                25,873    21,821     25,800     21,794
  Diluted                                              26,904    21,895     26,912     21,794



                                    CCC INFORMATION SERVICES GROUP INC. AND SUBSIDIARIES
                                                 CONSOLIDATED BALANCE SHEET
                                            (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                                              September 30,    December 31,
                                                                                                  2002             2001
                                                                                             ---------------  --------------
                                                                                               (Unaudited)      (Audited)

ASSETS
Current assets:
  Cash                                                                                       $       24,210   $         766
  Accounts receivable (net of reserves of $2,404 and $2,288
    at September 30, 2002 and December 31, 2001, respectively)                                       12,514          11,346
  Income tax receivable                                                                               1,617               -
  Current portion of deferred income taxes                                                                -           5,322
  Other current assets                                                                                7,371           6,461
                                                                                             ---------------  --------------

      Total current assets                                                                           45,712          23,895

Property and equipment (net of accumulated depreciation of $32,546
  and $25,376 at September 30, 2002 and December 31, 2001, respectively)                             10,661          13,487
Goodwill                                                                                              4,896           4,896
Deferred income taxes (net of valuation allowance of $11,599 and $11,489
  at September 30, 2002 and December 31, 2001, respectively)                                         12,590          18,587
Investments                                                                                             282             302
Other assets                                                                                            739           1,027
Net assets of discontinued operations                                                                    20               -
                                                                                             ---------------  --------------

       TOTAL ASSETS                                                                          $       74,900   $      62,194
                                                                                             ===============  ==============

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
  Book overdraft                                                                             $            -   $       1,205
  Accounts payable                                                                                    7,269           7,658
  Accrued expenses                                                                                   25,696          28,570
  Income taxes payable                                                                                4,661               -
  Current portion of deferred revenues                                                                5,903           6,297
  Other current liabilities                                                                             470             421
                                                                                             ---------------  --------------

      Total current liabilities                                                                      43,999          44,151

Long-term debt                                                                                            -           6,500
Deferred revenues                                                                                        23              66
Other liabilities                                                                                     3,660           4,382
Net liabilities of discontinued operations                                                                -             536
                                                                                             ---------------  --------------

      Total Liabilities                                                                              47,682          55,635
                                                                                             ---------------  --------------

Company obligated manditorily redeemable preferred securities of
  subsidiary trust holding solely company-guaranteed debentures                                      13,649          13,370
                                                                                             ---------------  --------------

Common stock ($0.10 par value, 40,000,000 shares authorized, 25,888,981 and
   25,503,567 shares outstanding at September 30, 2002 and December 31, 2001, respectively)           2,987           2,967
Additional paid-in capital                                                                          125,695         124,188
Accumulated deficit                                                                                 (67,700)        (85,587)
Accumulated other comprehensive loss                                                                    (10)            (10)
Note receivable from officer                                                                         (1,200)              -
Treasury stock, at cost ($0.10 par value, 4,094,665 and 4,286,665 shares
  in treasury at September 30, 2002 and December 31, 2001, respectively)                            (46,203)        (48,369)
                                                                                             ---------------  --------------

      Total stockholders'  equity (deficit)                                                          13,569          (6,811)
                                                                                             ---------------  --------------

      TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)                                   $       74,900   $      62,194
                                                                                             ===============  ==============